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                                                                    Exhibit 16.1

                             Ahrens, Flack & Co., L.L.C.
                             CERTIFIED PUBLIC ACCOUNTANTS

William H. Ahrens, CPA                                     2001 West Main Street
John A. Flack, CPA                                   Stamford, Connecticut 06902
                                                                    203-348-3033
                                                               FAX: 203-348-1874

December 3, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

                                 BT Energy Corporation

We have read Item 4 of BT Energy Corporation's Form 8-K dated December 3, 1997 and are in agreement with the statements contained in paragraph 4(a) therein.

Yours very truly,

Ahrens, Flack & Co., LLC
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/s/ Ahrens, Flack & Co., LLC